UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2021

Alpha Healthcare Acquisition Corp. III

(Exact name of registrant as specified in its charter)

Delaware	001-40228	86-1645738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Avenue of the Americas, 5th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(646) 494-3296

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of a redeemable Warrant to acquire one share of Class A common stock	ALPAU	The NASDAQ Stock Market LLC
Class A common stock, $0.0001 par value	ALPA	The NASDAQ Stock Market LLC
Redeemable warrants to acquire one share of Class A common stock included as part of the Units	ALPAW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

Alpha Healthcare Acquisition Corp. III (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K as of July 29, 2021 to amend and restate the audited balance sheet as of July 29, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement originally filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2021 (the “Original Report”).

Background of Restatement

The Company determined that it incorrectly classified the Class A common stock issued in connection with the IPO (the “Class A Shares”) as permanent equity instead of temporary equity within the audited balance sheet as of July 29, 2021 included in the Original Report. In addition, the Company identified an error resulting from the misclassification of the underwriter’s over-allotment option as equity within the audited balance sheet as of July 29, 2021 included in the Original Report.

Further, the Company identified an understatement in the amount of offering costs incurred as of the IPO, resulting from the exclusion of the fair value of the Non-Risk Incentive Private Shares (Note 4) from the offering costs included in the notes to the audited balance sheet as of July 29, 2021 included in the Original Report. The Company also identified an understatement of other offering costs with the corresponding understatement of accrued offering costs.

Finally, the Company omitted to disclose the transfer on July 27, 2021, of 25,000 shares of Class B common stock to each of the three independent director nominees as compensation for their service on the board of directors. Since no expense was recognized through July 29, 2021, this error has no impact on the balance sheet as of July 29, 2021.

In light of the foregoing, the Company’s management and the Audit Committee determined that it is appropriate to amend and restate the Company’s previously issued audited balance sheet as of July 29, 2021.

The financial information that has been previously filed or otherwise reported in the Original Report is superseded by the information in this Form 8-K/A, and the Company’s audited balance sheet as of July 29, 2021 contained in the Original Report should no longer be relied upon.

Item 8.01.	Other Events.

On July 29, 2021, Alpha Healthcare Acquisition Corp. III (the “Company”) consummated an initial public offering (the “IPO”) of 15,000,000 units (the “Units”) at an offering price of $10.00 per Unit and a private placement with AHAC Sponsor III LLC of 455,000 private placement units at a price of $10.00 per unit (the “Private Placement”). The net proceeds from the IPO together with certain of the proceeds from the Private Placement, $150,000,000 in the aggregate (the “Offering Proceeds”), were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest income to pay the income taxes, the Company’s amended and restated certificate of incorporation and subject to the requirements of law and regulation, provides that none of the funds held in the Trust Account will be released from the Trust Account until the earliest of (a) the completion of the Company’s initial Business Combination, (b) the redemption of the public shares if the Company is unable to consummate an initial Business Combination within 24 months from the closing of the Public Offering (the “Combination Period”), subject to applicable law, and (c) the redemption of the Company’s public shares properly submitted in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company has not consummated an initial Business Combination within the Combination Period or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

An audited balance sheet as of July 29, 2021 reflecting receipt of the Offering Proceeds has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

99.1	Audited Balance Sheet (as restated)

Exhibit 104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2022	ALPHA HEALTHCARE ACQUISITION CORP. III

	By:	/s/ Patrick A. Sturgeon
	Name:	Patrick A. Sturgeon
	Title:	Chief Financial Officer